EXHIBIT 16.1

December 6, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Blacksands Petroleum, Inc. which was provided to us on December 5, 2006, which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company's Form 8-K report dated November 9, 2006. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Sherb & Co., LLP

Sherb & Co., LLP